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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements and Post-Effective Amendments on Form S-3 File Nos. 33-65674, 33-58548, 33-49062, 33-46146, 33-40990, 33-37226, 33-25797, 33-21143, 33-16141 and 33-3663
of Lehman Brothers Holdings Inc. of our report dated February 3, 1994, except for Note 2, as to which the date is March 28, 1994, with respect to the consolidated financial statements and financial statement schedules of Lehman Brothers Holdings Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1993.

                                                       Ernst & Young

New York, New York
March 31, 1994